     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1999


                                                             FILE NOS. 333-72745
                                                                       811-08589
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-2


REGISTRATION STATEMENT UNDER
   THE SECURITIES ACT OF 1933                                [X]

   Pre-Effective Amendment No.                               [ ]

   Post-Effective Amendment No. 1                            [X]
                              and
REGISTRATION STATEMENT UNDER
   THE INVESTMENT COMPANY ACT OF 1940                        [X]

   Amendment No. 6                                           [X]


                                   VAN KAMPEN
                           SENIOR FLOATING RATE FUND
        (FORMERLY VAN KAMPEN AMERICAN CAPITAL SENIOR FLOATING RATE FUND)

        (Exact Name of Registrant as Specified in Declaration of Trust)

     1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555
              (Address of Principal Executive Offices) (Zip Code)

                                 (630) 684-6000
              (Registrant's Telephone Number, including Area Code)

                              Dennis J. McDonnell
                President, Van Kampen Senior Floating Rate Fund
                        1 Parkview Plaza, P.O. Box 5555
                     Oakbrook Terrace, Illinois 60181-5555
                    (Name and Address of Agent for Service)

                                   Copies to:

    Wayne W. Whalen, Esq.        Thomas A. DeCapo, Esq.             A. Thomas Smith, Esq.
    Thomas A. Hale, Esq.          Skadden, Arps, Slate,           Executive Vice President,
    Skadden, Arps, Slate,          Meagher & Flom LLP           General Counsel and Director
  Meagher & Flom (Illinois)         One Beacon Street                    Van Kampen
     333 W. Wacker Drive            Boston, MA 02108              Investment Advisory Corp.
   Chicago, Illinois 60606                                    1 Parkview Plaza, P.O. Box 5555,
       (312) 407-0700                                       Oakbrook Terrace, Illinois 60181-5555


     Approximate date of proposed public offering: As soon as practicable after the effective date of this Registration Statement.



     This Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act and the Securities Act registration statement number of the earlier effective registration statement for the same offering is 333-72745. [X]

                               ------------------

                   CALCULATION OF REGISTRATION FEE UNDER THE
                             SECURITIES ACT OF 1933


----------------------------------------------------------------------------------------------------------------
                                                           PROPOSED           PROPOSED
                                         AMOUNT OF          MAXIMUM            MAXIMUM            AMOUNT OF
        TITLE OF SECURITIES            SHARES BEING     OFFERING PRICE        AGGREGATE         REGISTRATION
          BEING REGISTERED              REGISTERED         PER UNIT*       OFFERING PRICE*          FEE*+
----------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial
  Interest..........................    100,000,000         $10.09         $1,009,000,000         $280,502
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------



* Estimated solely for the purpose of calculating the registration fee.


+ All fees have previously been paid.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-72745) of the Van Kampen Senior Floating Rate Fund (the "Registration Statement") is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, for the sole purpose of adding exhibits to the Registration Statement and accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission.

                      VAN KAMPEN SENIOR FLOATING RATE FUND

                             CROSS REFERENCE SHEET
                            PURSUANT TO RULE 404(c)

                   ITEM NUMBER, FORM N-2                                 CAPTION IN PROSPECTUS
                   ---------------------                                 ---------------------
Part A
 1.  Outside Front Cover....................................    Cover Page

 2.  Inside Front and Outside Back Cover Page...............    Cover Page; Outside Back Cover

 3.  Fee Table and Synopsis.................................    Fund Expenses; Prospectus Summary

 4.  Financial Highlights...................................    Financial Highlights

 5.  Plan of Distribution...................................    Purchasing Shares of the Fund;
                                                                Management of the Fund

 6.  Selling Shareholders...................................    Not Applicable

 7.  Use of Proceeds........................................    The Fund; Investment Objective and
                                                                Policies; Special Risk Considerations

 8.  General Description of the Registrant..................    The Fund; Investment Objective and
                                                                Policies; Special Risk Considerations;
                                                                Investment Practices and Special Risks;
                                                                Description of Common Shares

 9.  Management.............................................    Management of the Fund; Custodian,
                                                                Dividend Disbursing and Transfer Agent

10.  Capital Stock, Long-Term Debt and Other Securities.....    The Fund; Taxation; Distributions;
                                                                Dividend Reinvestment Plan; Repurchase
                                                                of Shares; Description of Common
                                                                Shares; Communications with
                                                                Shareholders

11.  Defaults and Arrears on Senior Securities..............    Not Applicable

12.  Legal Proceedings......................................    Not Applicable

13.  Table of Contents of the Statement of Additional           Table of Contents of the Statement of
     Information............................................    Additional Information

                                                                            CAPTION IN SAI
                                                                            --------------
Part B

14.  Cover Page.............................................    Cover Page

15.  Table of Contents......................................    Cover Page

16.  General Information and History........................    Not Applicable

17.  Investment Objective and Policies......................    Investment Objective and Policies and
                                                                Special Risk Consideration; Investment
                                                                Restrictions; Portfolio Transactions

18.  Management.............................................    Trustees and Officers

19.  Control Persons and Principal Holders of Securities....    Trustees and Officers

20.  Investment Advisory and Other Services.................    Trustees and Officers; Management of
                                                                the Fund

21.  Brokerage Allocation and Other Practices...............    Portfolio Transactions

22.  Tax Status.............................................    Taxation

23.  Financial Statements...................................    Independent Accountants' Report;
                                                                Portfolio of Investments as of July 31,
                                                                1998; Statement of Assets and
                                                                Liabilities as of July 31, 1998;
                                                                Statement of Operations for the period
                                                                March 27, 1998 (Commencement of
                                                                Investment Operations) to July 31,
                                                                1998; Statement of Changes in Net
                                                                Assets for the period March 27, 1998
                                                                (Commencement of Investment Operations)
                                                                to July 31, 1998; Statement of Cash
                                                                Flows for the period March 27, 1998
                                                                (Commencement of Investment Operations)
                                                                to July 31, 1998; Notes to Financial
                                                                Statements


Part C

     Information required to be included in Part C is set forth under the appropriate item, so numbered, in Part C of this Registration Statement.

                           PART C--OTHER INFORMATION

ITEM 24: FINANCIAL STATEMENTS AND EXHIBITS

     (a) FINANCIAL STATEMENTS:

        Included in Part A:

           Financial Highlights.

        Included in Part B:

           Independent Accountants' Report; Portfolio of Investments as of July
                 31, 1998; Statement of Assets and Liabilities as of July 31, 1998; Statement of Operations for the period March 27, 1998 (Commencement of Investment Operations) to July 31, 1998; Statement of Changes in Net Assets for the period March 27, 1998 (Commencement of Investment Operations) to July 31, 1998; Statement of Cash Flows for the period March 27, 1998 (Commencement of Investment Operations) to July 31, 1998; Financial Highlights; Notes to Financial Statements

     (b) EXHIBITS


               (a)(i)    Declaration of Trust dated December 19, 1997(1)
                  (b)    By-laws(1)
                  (d)    Form of Specimen Certificate of Common Shares of Beneficial Interest of Registrant(1)
                  (g)    Investment Advisory Agreement(1)
               (h(1))    Offering Agreement(1)
               (h(2))    Form of Dealer Agreement(2)
               (h(3))    Form of Broker Agreement(2)
               (h(4))    Form of Bank Agreement(2)
               (h(5))    Addendum to Selling Group Agreements(2)
               (j(1))    Custodian Agreement(1)
               (j(2))    Transfer Agency and Service Agreement(1)
               (k(1))    Administration Agreement(1)
               (k(2))    Amended and Restated Legal Services Agreement(1)
               (k(3))    Service Plan(1)
               (k(4))    Second Amendment and Restatement of Credit Agreement dated June 14, 1999(+)
                  (l)    Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP(3)
                  (n)    Consent of KPMG LLP(+)
                  (p)    Letter of Investment Intent(1)
                 (24)    Power of Attorney
                 (27)    Financial Data Schedule(3)


---------------

(1) Incorporated by reference to the Fund's Registration Statement on Form N-2, File Nos. 333-43561 and 811-08589, filed on December 31, 1997.

(2) Incorporated by reference to the Fund's Registration Statement on Form N-2, File Nos. 333-43561 and 811-08589, filed on February 18, 1998.

(3) Incorporated by reference to the Fund's Registration Statement on Form N-2, File No. 72745, filed on February 22, 1999.


(+) Filed herewith.


ITEM 25: MARKETING ARRANGEMENTS

     See Exhibit h to this Registration Statement.

ITEM 26: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission fees.....................  $ 280,502
National Association of Securities Dealers, Inc. fees.......  $  30,500
Printing and engraving expenses.............................  $ 40,000*
Legal fees..................................................  $ 50,000*
Accounting expenses.........................................  $  5,000*
Miscellaneous expenses......................................  $  5,000*
                                                              ---------
               Total........................................  $411,002*
                                                              =========

-------------------------
* Estimated.

ITEM 27: PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     Not applicable

ITEM 28: NUMBER OF HOLDERS OF SECURITIES

     At January 31, 1999

                  TITLE OF CLASS                     NUMBER OF RECORD HOLDERS
                  --------------                     ------------------------
Common Shares of Beneficial Interest, par value
  $.01 per share...................................           21,702

ITEM 29: INDEMNIFICATION

     Please see Article 5.3 of the Registrant's Amended and Restated Declaration of Trust (Exhibit (a)(i)) for indemnification of officers and trustees. Registrant's trustees and officers are also covered by an Errors and Omissions Policy. Section 5 of the proposed Investment Advisory Agreement between the Fund and the Adviser provides that in the absence of willful misfeasance, bad faith or gross negligence in connection with the obligations or duties under the Investment Advisory Agreement or on the part of the Adviser, the Adviser shall not be liable to the Fund or to any Shareholder of the Fund for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding or sale of any security. The Distribution Agreement provides that the Registrant shall indemnify the Distributor (as defined therein) and certain persons related thereto for any loss or liability arising from any alleged misstatement of a material fact (or alleged omission to state a material fact) contained in, among other things, the Registration Statement or Prospectus except to the extent the misstated fact or omission was made in reliance upon information provided by or on behalf of the Distributor. (See Section 7 of the Distribution Agreement.)

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant and the Adviser and any underwriter pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person or the Registrant and the principal underwriter in connection with the successful defense of any action, suit or proceeding) is asserted against the Registrant by such trustee, officer or controlling person or the Distributor in connection with the Shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

ITEM 30: BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     For information as to the business, profession, vocation or employment of a substantial nature of each of the officers and directors of the Adviser, reference is made to the Adviser's current Form ADV (File No. 801-18161) filed under the Investment Advisers Act of 1940, as amended, incorporated herein by reference.

ITEM 31: LOCATION OF ACCOUNTS AND RECORDS

     All accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder to be maintained (i) by Registrant will be maintained at its offices, located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, Van Kampen Investor Services Inc., P.O. Box 418256, Kansas City, MO 02105-1713 or at the State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts; (ii) by the Adviser, will be maintained at its offices, located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555; and (iii) all such accounts, books and other documents required to be maintained by the principal underwriter will be maintained by Van Kampen Funds Inc., at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555.

ITEM 32: MANAGEMENT SERVICES

     Not applicable

ITEM 33: UNDERTAKINGS

     1. Registrant undertakes to suspend offering of its Common Shares until it amends its prospectus if (1) subsequent to the effective date of its Registration Statement, the net asset value declines more than 10 percent from its net asset value as of the effective date of the Registration Statement, or
(2) the net asset value increases to an amount greater than its net proceeds as stated in the prospectus.

     2. Not applicable

     3. Not applicable

     4. (a) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     5. If applicable:

          (a) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 497(h) under the Securities Act of 1933, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     6. The Registrant undertakes to send by first class mail or other means designed to ensure equally prompt delivery, within two business days of receipt of a written or oral request, its Statement of Additional Information.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERETO DULY AUTHORIZED IN THE CITY OF OAKBROOK TERRACE, AND THE STATE OF ILLINOIS, ON THE 14TH DAY OF JULY, 1999.


                                          VAN KAMPEN
                                          SENIOR FLOATING RATE FUND

                                          By:     /s/ DENNIS J. McDONNELL*
                                              -------------------------------
                                                   Dennis J. McDonnell
                                                        President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 14, 1999 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:


                     SIGNATURES                                              TITLE
                     ----------                                              -----

              /s/  DENNIS J. McDONNELL*                  Chairman, President
-----------------------------------------------------    (Chief Executive Officer) and Trustee
                 Dennis J. McDonnell

                 /s/  DAVID C. ARCH*                     Trustee
-----------------------------------------------------
                    David C. Arch

                 /s/  ROD DAMMEYER*                      Trustee
-----------------------------------------------------
                    Rod Dammeyer

                /s/  HOWARD J. KERR*                     Trustee
-----------------------------------------------------
                   Howard J. Kerr

                 /s/  STEVEN MULLER*                     Trustee
-----------------------------------------------------
                    Steven Muller

               /s/  THEODORE A. MYERS*                   Trustee
-----------------------------------------------------
                  Theodore A. Myers

                 /s/  DON G. POWELL*                     Trustee
-----------------------------------------------------
                    Don G. Powell

             /s/  HUGO F. SONNENSCHEIN*                  Trustee
-----------------------------------------------------
                Hugo F. Sonnenschein

                /s/  WAYNE W. WHALEN*                    Trustee
-----------------------------------------------------
                   Wayne W. Whalen

               /s/  JOHN L. SULLIVAN*                    Vice President, Chief Financial Officer and
-----------------------------------------------------    Treasurer
                  John L. Sullivan


                                                                   July 14, 1999


* Signed by Weston B. Wetherell pursuant to a Power of Attorney.

      /s/ WESTON B. WETHERELL
------------------------------------
        Weston B. Wetherell
          Attorney-in-Fact

                       EXHIBIT INDEX TO FORM N-2 EXHIBITS
              SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION

                                ON JULY 20, 1999



               (k(4))    Second Amendment and Restatement of Credit Agreement
                  (n)    Consent of KPMG LLP